Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Leggett & Platt, Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

March 27, 2015